                                                                    EXHIBIT 10.1

                         SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of September 22, 1999, by and among Blue Rhino Corporation, a Delaware corporation, with headquarters located at 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

     WHEREAS:

     A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

     B. The Company has authorized convertible notes of the Company, in the form attached as Exhibit A (together with any convertible notes issued in
                 ---------
replacement thereof in accordance with the terms thereof, the "Convertible Notes", which shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Convertible Notes;

     C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, (i) Convertible Notes in an aggregate principal amount of up to $7,000,000 in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "Initial Notes"), and (ii) warrants (the "Initial Warrants") to purchase up to an aggregate of 332,203 shares of Common Stock (as exercised collectively, the "Initial Warrant Shares") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers, such Initial Warrants to be substantially in the form attached as Exhibit B;
                                                     ---------

     D. Subject to the terms and conditions set forth in this Agreement, the Company may have the right to cause the Buyers to purchase (i) Convertible Notes in the aggregate principal amount of up to $4,900,000 but not less than $1,000,000 (pro rata based on the aggregate principal amount of Initial Notes each Buyer purchased in relation to the total aggregate principal amount of Initial Notes) (the "Additional Notes" and, collectively with the Initial Notes, the "Notes") and (ii) warrants (the "Additional Warrants" and, collectively with the Initial Warrants, the "Warrants") to purchase an aggregate number of shares of Common Stock equal to the quotient of (A) 35% of the aggregate principal amount of the Additional Notes and (B) the arithmetic average of the Closing Bid Price (as defined in the Warrant) of the Common Stock for the 10 consecutive trading days immediately preceding the Additional Closing Date, (as exercised, collectively, the "Additional Warrant Shares" and, collectively with the Initial Warrant Shares, the "Warrant Shares") (pro rata based on the aggregate principal amount of Initial Notes each Buyer purchased in relation to the total aggregate principal amount of Initial Notes such Additional Warrants to be substantially in the form attached as Exhibit B;
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     E.  Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights
                                             ---------
Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW THEREFORE, the Company and the Buyer hereby agree as follows:

     1.  PURCHASE AND SALE OF NOTES AND WARRANTS
         ---------------------------------------

         a.  Purchase of Notes and Warrants.  Subject to satisfaction (or
             ------------------------------
waiver) of the conditions set forth in Sections 6(a) and 7(a), the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company the Initial Notes in the principal amount as set forth opposite such Buyer's name on the Schedule of Buyers along with the Initial Warrants as set forth opposite such Buyers named on the Schedule of Buyers (the "Initial Closing"). The aggregate purchase price (the "Initial Purchase Price") of Initial Notes and the Initial Warrants at the Initial Closing shall be $7,000,000. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(c), 1(d), 6(b) and 7(b), the Company may require that the Buyers purchase the Additional Notes along with the Additional Warrants (the "Additional Closing" and, together with the Initial Closing, the "Closings"). The purchase price (the "Additional Purchase Price") of Additional Notes and the Additional Warrants at the Additional Closing shall be $4,900,000. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

         b.  The Initial Closing Date.  The date and time of the Initial
             ------------------------
Closing (the "Initial Closing Date") shall be 10:00 a.m. Central Time, within three (3) Business Days following the date hereof, subject to satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) (or such later date as is mutually agreed to by the Company and the Buyer). The Initial Closing shall occur on the Initial Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

         c.  The Additional Closing Date.  The date and time of the Additional
             ---------------------------
Closing (the "Additional Closing Date") shall be 10:00 a.m. Central Time, on the third Business Day following the date of receipt by each Buyer of the Additional Effectiveness Notice (as defined below) which Additional Closing Date shall be no more than 85 days following the Additional Note Notice Date (as defined below), subject to satisfaction (or waiver) of the conditions to the Additional Closing set forth in Sections 6(b) and 7(b) and the conditions set forth in this
Section 1(c) and Section 1(d), (or such later date as is mutually agreed to by the Company and the Buyer). During the period beginning on and including the date on which the Initial Registration Statement (as defined in the Registration Rights Agreement) registering the Initial Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the SEC and ending on the

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

first anniversary of the Initial Closing Date (the "Additional Notice Period"), but subject to the requirements of Sections 6(b) and 7(b) and satisfaction of the Additional Notice Conditions and the Effectiveness Conditions (both as defined in Section 1(d) below), the Company, on only one occasion, may require the Buyers to purchase Additional Notes and the related Additional Warrants by delivering written notice to each Buyer (the "Additional Note Notice") on any date during the Additional Notice Period (the "Additional Note Notice Date"). The Company's Additional Note Notice shall set forth (i) the aggregate principal amount of the Additional Notes and related Additional Warrants the Company is requiring all Buyers to purchase (which amount shall be not more than $4,900,000 and not less than $1,000,000) at the Additional Closing and (ii) the aggregate principal amount of Additional Notes and related Additional Warrants the Company is requiring each Buyer to purchase at the Additional Closing (pro rata based on the aggregate principal amount of the Initial Notes each Buyer purchased in relation to the total aggregate principal amount of Initial Notes). The Company shall deliver written notice to each Buyer (the "Additional Effectiveness Notice") by facsimile and overnight delivery within one (1) Business Day of the satisfaction of the Effectiveness Conditions. The Additional Closing shall occur on the Additional Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693. The Initial Closing Date and the Additional Closing Date collectively are referred to in this Agreement as the "Closing Dates."

         d.  The Additional Notice Conditions and the Effectiveness Conditions.
             -----------------------------------------------------------------
Notwithstanding anything in this Agreement to the contrary, the Company shall not be entitled to deliver an Additional Note Notice unless all of the following conditions (the "Additional Notice Conditions") are satisfied: (i) at all times during the period beginning on the date the Initial Registration Statement registering the Initial Registrable Securities is declared effective (which date shall not be later than 135 days after the Initial Closing Date) and ending on and including the Additional Note Notice Date, the Initial Registration Statement shall have been effective and available for the sale of no less than the sum of (A) the lesser of (1) 20% of the number of shares of Common Stock outstanding on the Initial Closing Date and (2) 200% of the number of Conversion Shares then issuable upon the conversion of all outstanding Notes (without regard to any limitations on conversion), (B) the number of Warrant Shares then issuable upon exercise of all outstanding Warrants (without regard to any limitations on exercise) and (C) the number of Conversion Shares and Warrant Shares that are then held by the Buyers; (ii) at all times during the period beginning on the Initial Closing Date and ending on and including the Additional Note Notice Date, the Common Stock shall have been designated for quotation on The New York Stock Exchange, Inc. (the "NYSE") or the Nasdaq National Market and shall not have been suspended from trading on such exchanges nor shall delisting or suspension by such exchanges have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges; (iii) during the period beginning on the Initial Closing Date and ending on and including the Additional Note Notice Date, there shall not have occurred either (A) the consummation of a Change of Control (as defined in the Notes) or a public announcement of a pending Change of Control which has not been abandoned or terminated or (B) a Triggering Event (as defined in the Notes) (which in the case of a Triggering Event pursuant to Section 3(d)(vii) of the Notes, has not been cured or waived) or an event which, with the passage of time, would constitute a Triggering Event, assuming it is not cured;
(iv) during the period beginning on the Initial Closing Date and ending on and including the Additional Note Notice Date, the Company shall have delivered Conversion Shares upon conversion of the Notes on a timely basis as set forth in
Section 2(e)(ii) of the Notes and the Company otherwise shall have been in compliance with the Transaction Documents (as defined below) and shall not have breached any provision of the Transaction Documents which has not been cured or waived; (v) on each day during the period beginning 15 Business Days prior to the Additional Note Notice Date and ending on the Additional Closing Date, the Closing Bid Price (as defined in the Notes) of the Common Stock is not less than $8.50 per share (subject to appropriate adjustments for any stock dividends, stock splits or other similar transactions with respect to the Common Stock); and (vi) there shall not have been a prior Additional Note Notice; and (vii) the Company shall have delivered and not rescinded or revoked at least one Conversion Notice (as defined in the Notes) which in the aggregate, with all other Conversion Notices which have not been rescinded or revoked, was for the conversion of not less than $1,750,000 aggregate principal amount of the Notes. Notwithstanding anything in this Agreement to the contrary, the Company shall not be entitled to require the Buyer to purchase the Additional Notes unless, in addition to the satisfaction of the Additional Notice Conditions and the requirements of Sections 6(b) and 7(b), all of the following conditions (the "Effectiveness Conditions") are satisfied: (i) at all times during the period beginning on the Additional Note Notice Date and ending on and including the Additional Closing Date, the Initial Registration Statement shall have been effective and available for the sale of no less than the sum of (A) the lesser of (1) 20% of the number of shares of Common Stock outstanding on the Initial Closing Date and (2) 200% of the number of Conversion Shares then issuable upon the conversion of all outstanding Notes (without regard to any limitations on conversion), (B) the number of Warrant Shares then issuable upon exercise of all outstanding Warrants (without regard to any limitations on exercise) and (C) the number of Conversion Shares and Warrant Shares that are then held by the Buyers;
(ii) at all times during the period beginning on the Additional Note Notice Date and ending on and including the Additional Closing Date, the Common Stock shall have been designated for quotation on the NYSE or the Nasdaq National Market and shall not have been suspended from trading on such exchanges nor shall delisting or suspension by such exchanges have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges; (iii) during the period beginning on the Additional Note Notice Date and ending on and including the Additional Closing Date, there shall not have occurred either (A) the consummation of a Major Transaction or a public announcement of a pending Major Transaction which has not been abandoned or terminated or (B) a Triggering Event (which in the case of Section 2(d)(vii) of the Notes, has not been cured or waived) or an event which, with the passage of time, would constitute a Triggering Event, assuming it is not cured; (iv) during the period beginning on the Initial Note Notice Date and ending on and including the Additional Closing Date, the Company shall have delivered Conversion Shares upon conversion of the Notes on a timely basis as set forth in Section 2(e)(ii) of the Notes and the Company otherwise shall have been in compliance with the Transaction Documents (as defined below) and shall not have breached any provision of the Transaction Documents which have not been cured or waived; (v) on each day during the period beginning on the Additional Note Notice Date and ending on and including the date immediately preceding the date that the Company files the Additional Registration Statement registering the Registrable Securities, the Closing Bid Price of the Common Stock on such date is no less than 95% of the Closing Bid Price of the Common Stock on the Additional Note Notice Date; and (vi) the Company shall have delivered and not rescinded or revoked at least one Conversion Notice which in the aggregate, with all other Conversion Notices which have not been rescinded or revoked, was for the conversion of not less than $1,750,000 aggregate principal amount of the Notes, (vii) the Company shall have delivered an Additional Note Notice on no more than one prior occasion, and (viii) the Company shall have received shareholder approval of the issuance of the Conversion Shares and Warrant Shares consistent with the requirements of Section 4(k).

         e.  Form of Payment.  On the Closing Date (i) each Buyer shall pay its
             ---------------
pro rata portion of the Purchase Price to the Company for the Notes and the related Warrants to be issued and sold to such Buyer by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer Notes (in the principal amounts as such Buyer shall request) (the "Note Certificates") representing such principal amount of the Notes which such Buyer is then purchasing along with the related Warrants, duly executed on behalf of the Company and registered in the name of such Buyer.

     2.  BUYER'S REPRESENTATIONS AND WARRANTIES.
         --------------------------------------

         Each Buyer represents and warrants with respect to only itself that:

         a.  Investment Purpose.  Such Buyer (i) is acquiring the Notes and the
             ------------------
Warrants, (ii) upon conversion of the Notes, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof (the Notes, the Warrants, the Conversion Shares and the Warrant Shares, collectively are referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and in accordance with the provisions of Section 2(f).

         b.  Accredited Investor Status.  Such Buyer is an "accredited
             --------------------------
investor" as that term is defined in Rule 501(a) of Regulation D.

         c.  Reliance on Exemptions.  Such Buyer understands that the
             ----------------------
Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Securities.

         d.  Information.  Such Buyer and its advisors, if any, have been
             -----------
furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and has received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 9(m) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

         e.  No Governmental Review.  Such Buyer understands that no United
             ----------------------
States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

         f.  Transfer or Resale.  Such Buyer understands that except as
             ------------------
provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with an opinion of counsel reasonably acceptable to the Company that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); provided, however, that the Buyer shall not be required to provide an opinion of counsel for sales made pursuant to Rule 144(k); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which such Buyer, as a seller (or the person through whom the sale is made on such Buyer's behalf) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account.

         g.  Legends.  Such Buyer understands that the certificates or other
             -------
instruments representing the Notes and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144(K) UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company that such Securities can be sold pursuant to Rule 144; provided, however, that no opinion of counsel shall be required for sales made pursuant to Rule 144(k). Such Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act.

         h.  Authorization; Enforcement.  This Agreement and the Registration
             --------------------------
Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

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

         i.  Residency.  Such Buyer is a resident of that jurisdiction
             ---------
specified on the Schedule of Buyers.

     3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
         ---------------------------------------------

         The Company represents and warrants to each of the Buyers that:

         a.  Organization and Qualification.  The Company and its
             ------------------------------
"Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority of the capital stock or holds a majority equity or similar interest) are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate or company power and authorization to own properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or a limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). A complete list of entities in which the Company, directly or indirectly owns capital stock or holds an equity or similar interest is set forth in Schedule 3(a).
                                 -------------

         b.  Authorization; Enforcement; Compliance with Other Instruments.
             -------------------------------------------------------------
(i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section
5), the Notes, the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Notes and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except such stockholder approval as may be required for the issuance of a number of shares of Common Stock which is greater than 20% of the number of shares outstanding on the Initial Closing Date pursuant to the rules of the Nasdaq National Market), (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) this Agreement and the Registration Rights Agreement and, when executed and delivered, the other Transaction

Documents, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         c.  Capitalization.  The authorized capital stock of the Company
             --------------
consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof 8,647,654 shares were issued and outstanding, 1,846,947 shares were issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and 525,296 shares are issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 20,000,000 shares of Preferred Stock, of which as of the date hereof, no shares were issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company's capital stock are
                -------------
subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and
(vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

         d.  Issuance of Securities.  The Notes and the Warrants are duly
             ----------------------
authorized and, upon issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issue thereof. As of the Closing Date the Company has duly authorized and reserved for issuance upon conversion of the Notes and exercise of the Warrants at least that number of shares of Common Stock equal to the sum of (A) 200% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares issuable upon conversion of the Initial Notes as if the Initial Notes had been converted on the Initial Closing Date (without regard to any limitations on conversions) and (B) 100% of the number of shares of Common Stock needed to provide for the issuance of the Initial Warrant Shares as if the Initial Warrants had been exercised on the Initial Closing Date (without regard to any limitations on exercises) (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below). Upon conversion or exercise in accordance with the Notes or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.

         e.  No Conflicts.  Except as disclosed in Schedule 3(e), the
             ------------                          -------------
execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Notes and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in
Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any
-------------
term of (i) its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively, or
(ii) any statute, rule or regulation applicable to the Company or its Subsidiaries the failure to comply with which would have a Material Adverse Effect and neither the Company nor its Subsidiaries is in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order the failure to comply with which would have a Material Adverse Effect. Except as specifically contemplated by this Agreement and except such as have been obtained as of the date hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof other than such filings as are necessary to register the Conversion Shares or Warrant Shares. Except as disclosed in
Schedule 3(e), all consents, authorizations, orders, filings and registrations
-------------
which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which they reasonably believe will give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Nasdaq National Market as in effect on the date hereof and on each of the Closing Dates and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq National Market in the foreseeable future.

         f.  SEC Documents; Financial Statements.  Since May 18, 1998, the
             -----------------------------------
Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act, (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). A complete list of the Company's SEC Documents is set forth on
Schedule 3(f). As of their respective dates, the SEC Documents complied in all
-------------
material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date hereof, neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information except for such information regarding a private placement of Common Stock and Warrants by the Company with certain individuals (the "Concurrent Private Placement") which shall be disclosed on a form 8-K concurrent with or prior to the Form 8-K which will disclose this transaction pursuant to Section 4(l). The Company meets the requirements for the use of Form S-3 for registration of the resale of the Registrable Securities (as defined in the Registration Rights Agreement) by each Buyer.

         g.  Absence of Certain Changes.  Except as disclosed in Schedule 3(g)
             --------------------------                          -------------
or the SEC Documents filed at least five (5) days prior to the date of this Agreement and available through EDGAR, since July 31, 1998 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities, results of operations or prospects of the Company or its Subsidiaries, taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so.

          h.  Absence of Litigation. Except as disclosed in Schedule 3(h), there
              ---------------------                         -------------
is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such. Except as set forth in Schedule 3(h), to the knowledge of the Company, none of the directors or officers of the Company have been named as a defendant in securities related litigation during the past five years.

          i.  Acknowledgment Regarding the Buyer's Purchase of Notes. The
              ------------------------------------------------------
Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

          j.  No Undisclosed Events, Liabilities, Developments or Circumstances.
              -----------------------------------------------------------------
Except for the Concurrent Private Placement the issuance of the Notes and Warrants contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

          k.  No General Solicitation. Neither the Company, nor any of its
              -----------------------
affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

          l.  No Integrated Offering. Neither the Company, nor any of its
              ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that (A) would require registration of any of the Securities under the 1933 Act or (B) would cause this offering of the

Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act, with the exception of the Concurrent Private Placement, or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq National Market, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any applicable stockholder approval requirements.

          m.  Employee Relations. Neither the Company nor any of its
              ------------------
Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company's Board of Directors that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

          n.  Intellectual Property Rights. The Company and its Subsidiaries
              ----------------------------
own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(n), none of the
                                                    -------------
Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others which would have a Material Adverse Effect and, except as set forth on
Schedule 3(n), no claim, action or proceeding has been made or brought against,
-------------
or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

          o.  Regulatory Permits. The Company and its Subsidiaries possess all
              ------------------
certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such certificates, authorizations or permits which the failure to possess would not , individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except for such revocations and modifications as would not have, individually or in the aggregate, a Material Adverse Effect.

          p.  Internal Accounting Controls. The Company and each of its
              ----------------------------
Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          q.  Tax Status. The Company and each of its Subsidiaries has made or
              ----------
filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          r.  Transactions With Affiliates. Except as set forth on Schedule
              ----------------------------                          --------
3(r) and in the SEC Documents filed at least ten days prior to the date hereof
----
and other than the grant of stock options disclosed on Schedule 3(c), none of
                                                       -------------
the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          s.  Dilutive Effect. The Company understands and acknowledges that
              ---------------
the number of Conversion Shares issuable upon conversion of the Notes will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          t.  Application of Takeover Protections. The Company and its board of
              -----------------------------------
directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations under the Transaction Documents, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

          u.  Rights Agreement. As of the date hereof, the Company has not
              ----------------
adopted a shareholder rights plan or similar arrangement relating to accumulation of beneficial ownership of Common Stock or a change in control of the Company.

          v.  Year 2000 Compliance. The Company has initiated a review and
              --------------------
assessment of all areas within its and each Subsidiary's business and operations that could be materially adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of the Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999). Based on the foregoing, the Company believes that the computer applications that are currently material to its or any Subsidiary's business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000.

          w.  Environmental Laws. The Company and its Subsidiaries (i) are in
              ------------------
compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval.

          x.  Title. The Company and its Subsidiaries have good and marketable
              -----
title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(x) or such as do not
                                        -------------
materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          y.  Insurance. The Company and each of its Subsidiaries are insured
              ---------
by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

          z.  No Other Agreements. The Company has not, directly or indirectly,
              -------------------
made any agreements with any Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

          aa. Foreign Corrupt Practices. Neither the Company, nor any of its
              -------------------------
Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          bb. No Materially Adverse Contracts. Except as specifically disclosed
              --------------------------------
in the SEC Documents, or as set forth in Schedule 3(bb), neither the Company
                                         --------------
nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect.

     4.   COVENANTS.
          ---------

          a.  Best Efforts. Each party shall use its best efforts timely to
              ------------
satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          b.  Form D and Blue Sky. The Company agrees to file a Form D with
              -------------------
respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at the each of Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to each of the Closing Dates. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky"laws of the states of the United States following each of the Closing Dates.

          c.  Reporting Status. Until the earlier of (i) the date which is one
              ----------------
year after the date on which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and the Warrant Shares and (B) none of the Notes or the Warrants is outstanding (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

          d.  Use of Proceeds. The Company will use the proceeds from the sale
              ---------------
of the Notes for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).
                        -------------

          e.  Financial Information. The Company agrees to send the following
              ---------------------
to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or Form 10-KSB, its Quarterly Reports on Form 10-Q or Form 10-QSB, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders; provided, however, that the Company will have satisfied its obligations under this Section 4(e) if the information required by this Section 4(e) is filed on and available for retrieval from EDGAR.

          f.  Reservation of Shares. The Company shall take all action
              ---------------------
necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (A) 200% the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and (B) 100% the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares (without regard to any limitations on conversions or exercise thereof).

          g.  Right of First Refusal. Subject to the exceptions described below,
              ----------------------
during the period beginning on the date hereof and ending on, and including, the date which is the later of (A) one year after the Initial Closing Date and (B) the date on which none of the Notes remains outstanding, the Company and its Subsidiaries shall not negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible into or exchangeable for equity securities of the Company or any Subsidiary (including debt securities with an equity component) in any form ("Future Offerings"), unless it shall have first delivered to each Buyer or a designee appointed by such Buyer written notice (the "Future Offering Notice") describing the proposed Future Offering, including the size, terms and conditions thereof, and providing each

Buyer an option to purchase up to its Aggregate Percentage (as defined below) of the securities to be issued in such Future Offering, as of the date of delivery of the Future Offering Notice (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitations"). For purposes of this Section 4(g), "Aggregate Percentage" at any time with respect to any Buyer shall mean the percentage obtained by dividing (i) the aggregate principal amount of the Notes issued to such Buyer on the Closing Date by (ii) the aggregate principal amount of the Notes issued to all the Buyers on the Closing Date. A Buyer can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within three (3) Business Days after receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Percentage of the Future Offering, then each Buyer which has indicated that it is willing to purchase a number of securities in such Future Offering in excess of its Aggregate Percentage shall be entitled to purchase up to its pro rata portion (determined in the same manner as described in the preceding sentence) of the securities in the Future Offering which one or more of the Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(g), the Company shall have 45 days thereafter to sell the securities of the Future Offering that the Buyers did not elect to purchase, upon terms and conditions, no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 45 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(g). The Capital Raising Limitations shall not apply to (i) a loan from a commercial bank which does not have any equity feature, (ii) the Company's issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital) or (C) as consideration for the acquisition of a business, product, license or other assets by the Company, (iii) the issuance of Common Stock in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof provided the terms of such securities are not amended after the date hereof, (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees, officers, directors for services provided to the Company, (vi) the issuance of Common Stock at a discount of between 0% and 20% and not accompanied by the issuance of warrants or any other right to acquire or receive any additional capital stock of the Company, (vii) up to 156,704 options issued after the date of this Agreement pursuant to the Company's "distribution option plan" approved by the board of directors of the Company, provided such options are not issued to affiliates of the Company and the exercise price of such options is not less than the market price of the Common Stock on the date of issuance of such option, or (viii) the Concurrent Private Placement. The Buyers shall not be required to participate or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings.

          h.  Listing. The Company shall promptly secure the listing of all of
              -------
the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system (including the Nasdaq National Market), if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for listing on the Nasdaq National Market or the New York Stock Exchange ("NYSE"). Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on the Nasdaq National Market or NYSE (other than to switch listings from the Nasdaq National Market to NYSE). The Company shall promptly, and in no event later than the following Business Day, offer to provide to such Buyer copies of any notices it receives from the Nasdaq National Market or NYSE regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange, provided that such notices shall not contain any material non-public information. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

          i.  Expenses. Subject to Section 9(l) below, at the Initial Closing,
              --------
the Company shall reimburse the Buyers for the Buyers' expenses (including legal expenses, in connection with due diligence and negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby) up to an aggregate of $50,000.

          j.  Transactions With Affiliates. So long as (i) any Notes or Warrants
              ----------------------------
are outstanding or (ii) any Buyer owns Conversion Shares or Warrant Shares with a market value of $500,000 the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company or
(c) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly,
(i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

          k.  Proxy Statement. On or before the earlier of (A) the date on which
              ---------------
the Company has its next annual meeting of stockholders or (B) January 31, 2000 (the "Stockholder Meeting Deadline"), a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement in accordance with applicable law and the rules and regulations of the Nasdaq National Market, and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Securities and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Notes an amount in cash per $10,000 in principal amount of the Notes equal to the product of (i) $10,000 multiplied by (ii) .015 multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline and prior to the date that a meeting of the Company's stockholders is held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders and (II) the last day of each 30-day period beginning on the Stockholder Meeting Deadline.

          l.  Filing of Form 8-K. On or before the first Business Day following
              ------------------
each of the Closing Dates and the Additional Note Notice Date, the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and consummated at such Closing, in each case in the form required by the 1934 Act. The Company shall also file a Form 8-K with the SEC describing the terms of the Concurrent Private Placement on or before the first Business Day following the closing of such Concurrent Private Placement and, in any event, prior to or concurrent with the Form 8-K referred to in the immediately preceding sentence.

          m.  Corporate Existence. So long as any Buyer beneficially owns any
              -------------------
Notes or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where (I) the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq National Market or NYSE, or (II) the Company has satisfied the requirements of Sections 4(a) and 4(b) of the Note, to the extent applicable, including the payment of the Change of Control Redemption Price (as defined in the Note) upon the Company's receipt of a Notice of Redemption upon Change of Control.

     5.   TRANSFER AGENT INSTRUCTIONS.
          ---------------------------

          The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants (in the form attached hereto as Exhibit E, the "Irrevocable Transfer Agent
                                ---------
Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent with respect to the Securities and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, in a form reasonable satisfactory to the Company, that registration of a resale by such Buyer of any of such Securities is not required under the 1933 Act or such Buyer provides the Company with an opinion of counsel reasonably acceptable to the Company that the Securities can be sold pursuant to Rule 144 (provided, however, that the Buyer will not be required to give an opinion of counsel for sales made pursuant to Rule 144(k)), the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
          ----------------------------------------------

          (a) The obligation of the Company hereunder to issue and sell the Initial Notes and the Initial Warrants to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

              (i) Such Buyer shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

              (ii) Such Buyer shall have delivered to the Company its pro rata portion of the Initial Purchase Price for the Initial Notes and the Initial Warrants being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

              (iii) The representations and warranties of such Buyer contained herein shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

              (iv) Such Buyer shall have provided the Company with a completed Investor Questionnaire.

          (b) The obligation of the Company hereunder to issue and sell the Additional Notes and the Additional Warrants to each Buyer at the Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

              (i) Such Buyer shall have delivered to the Company its pro rata portion of the Additional Purchase Price for the Additional Notes and the Additional Warrants being purchased by such Buyer at the Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

              (ii) The representations and warranties of such Buyer contained herein shall be true and correct as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Additional Closing Date.

     7.   CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.
          -------------------------------------------------

          (a) The obligation of each Buyer hereunder to purchase the Initial Notes and the Initial Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for such

Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company and each Buyer with prior written notice thereof:

               (i) The Company shall have executed each of the Transaction Documents, and delivered the same to such Buyer.

               (ii) The Common Stock shall be designated for quotation on the Nasdaq National Market or listed on NYSE, and shall not have been suspended from trading on or delisted from such exchanges nor shall delisting or suspension by such exchanges have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges and the Company has complied with the listing requirements of the Nasdaq National Market for the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of the Initial Notes and the Initial Warrants, as the case may be.

               (iii) The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as such Buyer may reasonably request, including, without limitation, an update as of the Initial Closing Date regarding the representation contained in Section 3(c) above.

               (iv) Such Buyer shall have received the opinion of Pedersen & Houpt P.C. dated as of the Initial Closing Date, in substantially the forms of Exhibit D attached hereto.
        ---------

               (v) The Company shall have executed and delivered to such Buyer the Note Certificates for the Initial Notes and the Initial Warrants being purchased by the Buyer at the Initial Closing.

               (vi) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Buyer (the "Resolutions").

               (vii) As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Initial Notes and exercise of the Initial Warrants, at least shares of Common Stock.

               (viii) The Irrevocable Transfer Agent Instructions with respect to the Conversion Shares and Warrant Shares, in the form of Exhibit E
                                                                 ---------
     attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

               (ix) The Company shall have delivered to such Buyer a certificate evidencing the incorporation or organization and good standing or existence of the Company and each Subsidiary in such corporation's or limited liability company's state of incorporation or organization issued by the Secretary of State of such state of incorporation or organization as of a date within ten days of the Initial Closing Date.

               (x) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the By-laws, each as in effect at the Initial Closing Date.

               (xi) The Company shall have delivered to such Buyer a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Initial Closing Date.

               (xii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Initial Closing Date.

               (xiii) The Company and Bank of America (the "Bank") shall have delivered a copy of an executed waiver, waiving the Bank's right, as defined pursuant to that certain Loan Agreement dated as of December 31, 1998 between the Company and the Bank (the "Loan Agreement"), upon any event of default which has occurred prior to, or may be continuing on, the Initial Closing Date, such waiver to be in a form acceptable to the Buyers.

               (xiv) The Company, the Bank and such Buyer shall have executed a standstill agreement whereby the Bank agrees not to exercise its rights under the Loan Agreement upon an event of default prior to the day which is on and after 165 days after the Initial Closing Date (the "Standstill Agreement"), such Standstill Agreement to be acceptable to the Buyer.

               (xv) The Company shall have delivered to the Buyers such other documents relating to the transactions contemplated by the Transaction Documents as the Buyers or their counsel may reasonably request.

          (b) The obligation of each Buyer hereunder to purchase the Additional Notes and the Additional Warrants at the Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company and each Buyer with prior written notice thereof:

              (i)     The Company shall have complied with the requirements of
     Section 1(c) and all of the Additional Notice Conditions set forth in
     Section 1(d) shall have been satisfied as of the Additional Closing Date.

              (ii) The Common Stock shall be designated for quotation on the Nasdaq National Market or listed on NYSE, and shall not have been suspended from trading on or delisted from such exchanges nor shall delisting or suspension by such exchanges have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges and the Company has complied with the listing requirements of the Nasdaq National Market for the Conversion

     Shares and the Warrant Shares issuable upon conversion or exercise of the Additional Notes and the Additional Warrants, as the case may be.

              (iii) The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Additional Closing Date, to the foregoing effect and as to such other matters as such Buyer may reasonably request, including, without limitation, an update as of the Additional Closing Date regarding the representation contained in Section 3(c) above.

              (iv) Such Buyer shall have received the opinion of Pedersen & Houpt, P.C. dated as of the Additional Closing Date, in substantially the forms of Exhibit D attached hereto.
              ---------

              (v) The Company shall have executed and delivered to such Buyer the Note Certificates for the Additional Notes and the Additional Warrants being purchased by the Buyer at the Additional Closing.

              (vi) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Buyer (the "Resolutions").

              (vii) As of the Additional Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, at least the sum of (A) 200% of the number of Conversion Shares issuable upon the conversion of the Notes (as if the Additional Notes were issued and outstanding) and
     (B) the number of Warrants Shares issuable upon exercise of the Warrants (as if the Additional Warrants were issued and outstanding).

              (viii) The Irrevocable Transfer Agent Instructions with respect to the Conversion Shares and the Warrant Shares, in the form of Exhibit E
                                                                     ---------
     attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

              (ix) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within ten days of the Additional Closing Date.

               (x) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the By-laws, each as in effect at the Additional Closing Date.

               (xi) The Company shall have delivered to such Buyer a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Additional Closing Date.

               (xii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Additional Closing Date.

               (xiii) The Registration Statement registering no less than the sum of (A) 200% of the number of Conversion Shares then issuable upon the conversion of all outstanding Notes (including the Additional Notes as if they were issued and outstanding and without regard to any limitations on conversion), (B) the number of Warrant Shares then issuable upon exercise of all outstanding Warrants (including the Additional Warrants as if they were issued and outstanding and without regard to any limitations on exercise) and (C) the number of Conversion Shares and Warrant Shares that are then held by the Buyers shall have been declared effective by the SEC and shall be available for resale for all the Registrable Securities.

               (xiv) the Company shall have received shareholder approval of the issuance of the Conversion Shares and Warrant Shares consistent with the requirements of Section 4(k).

               (xv) The Company shall have delivered to the Buyers such other documents relating to the transactions contemplated by the Transaction Documents as the Buyers or their counsel may reasonably request.


     8.  INDEMNIFICATION.  In consideration of each Buyer's execution and
         ---------------
delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and
(y) is not a shareholder derivative suit) and arising out of or resulting from
(i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or
(iii) solely the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     9.  GOVERNING LAW; MISCELLANEOUS.
         ----------------------------

         a.  Governing Law; Jurisdiction; Jury Trial.  The corporate laws of
             ---------------------------------------
the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         b.  Counterparts.  This Agreement may be executed in two or more
             ------------
identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         c.  Headings.  The headings of this Agreement are for convenience of
             --------
reference and shall not form part of, or affect the interpretation of, this Agreement.

         d.  Severability.  If any provision of this Agreement shall be invalid
             ------------
or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         e.  Entire Agreement; Amendments.  This Agreement and the Standstill
             ----------------------------
Agreement superseed all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers which purchased at least two-thirds (2/3) of the aggregate principal amount of the Initial Notes on the Initial Closing Date or, if prior to the Initial Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds (2/3) of the aggregate principal amount of the Notes proposed to be issued at the Initial Closing. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes or Warrants then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Notes as the case may be.

         f.  Notices.  Any notices, consents, waivers or other communications
             -------
required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

          Blue Rhino Corporation
          103 Cambridge Plaza Drive
          Winston-Salem, North Carolina 27104
          Telephone: 336-659-6900
          Facsimile: 336-659-6750
          Attention: President or Chief Financial Officer

     With a copy to:

          Pedersen & Houpt, P.C.
          161 N. Clark, Suite 3100
          Chicago, IL 60601
          Telephone: 312-641-6888
          Facsimile: 312-641-6895
          Attention: John H. Muehlstein, Esq.

     If to the Transfer Agent:

          LaSalle Bank, N.A.
          135 S. LaSalle
          Chicago, IL 60603
          Telephone: 312-904-2584
          Facsimile: 312-904-2236
          Attention: Gregory Malatia

     If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five at least (5) days prior to the giving of a notice pursuant to this Section 9(h). Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communications, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         g.  Successors and Assigns.  This Agreement shall be binding upon and
             ----------------------
inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder, including by merger or consolidation, without the prior written consent of the Buyers which purchased at least two-thirds (2/3) of the aggregate principal amount of the Initial Notes on the Initial Closing Date. The rights under this Agreement shall be assignable by a Buyer without consent of the Company. Notwithstanding the foregoing, any assignment by a Buyer shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account.

         h.  No Third Party Beneficiaries.  This Agreement is intended for the
             ----------------------------
benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         i.  Survival.  Unless this Agreement is terminated under Section 9(l),
             --------
the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive each of the Closings. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

         j.  Publicity.  The Company and each Buyer shall have the right to
             ---------
approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be given the option to be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

         k.  Further Assurances.  Each party shall do and perform, or cause to
             ------------------
be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         l.  Termination.  In the event that the Initial Closing shall not have
             -----------
occurred with respect to a Buyer on or before three (3) Business Days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse a non-breaching Buyer for expenses up to the amount described in Section 4(i) above.

         m.  Placement Agent.  The Company acknowledges that it has engaged
             ---------------
J.C. Bradford & Co. as placement agent in connection with the sale of the Notes and the Warrants. The Company shall be responsible for the payment of any placement agent's fees or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim by a placement agent or broker.

         n.  No Strict Construction.  The language used in this Agreement will
             ----------------------
be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         o.  Remedies.  Each Buyer and each holder of the Securities shall have
             --------
all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         p.  Payment Set Aside.  To the extent that the Company makes a payment
             -----------------
or payments to any Buyer hereunder or pursuant to the Registration Rights Agreement or the Warrants or such Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.



                               *  *  *  *  *  *

     IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                            BUYER:

BLUE RHINO CORPORATION              HFTP INVESTMENT L.L.C.
                                    By: Promethean Asset Management, L.L.C.
                                    Its: Investment Manager
By: /s/ Mark Castaneda
   -----------------------------
Name:  Mark Castaneda
     ---------------------------
Title: Chief Financial Officer      By: /s/ E. Kurt Kim
      --------------------------       ------------------------------------
                                       Name: E. Kurt Kim
                                       Its:  Duly Authorized Signatory

                                    Leonardo, L.P.

                                    By: Angelo, Gordon & Co., L.P.

                                    By: /s/ Michael L. Gordon
                                       ------------------------------------

                                    Name:  Michael L. Gordon
                                         ----------------------------------

                                    Its:   Chief Operating Officer
                                        -----------------------------------

                              SCHEDULE OF BUYERS


                                                                                  Initial
                                                                                  Warrant
                                                                                   Shares
                                                                   Principal     Subject to
                              Investor Address                     Amount of       Initial      Investor's Representatives' Address
     Investor Name          and Facsimile Number                 Initial Notes     Warrant             and Facsimile Number
----------------------  --------------------------------------  ---------------  -----------  --------------------------------------
HFTP Investment L.L.C.  c/oPromethean Asset Management, L.L.C.    $5,000,000       237,288    Promethean Investment Group, L.L.C.
                        750 Lexington Avenue                                                  750 Lexington Avenue
                        22nd Floor                                                            22nd Floor
                        New York, New York 10022                                              New York, New York 10022
                        Attn:  James F. O'Brien, Jr.                                          Attn:  James F. O'Brien, Jr.
                               John Floegel                                                          John Floegel
                        Telephone: 212-702-5200                                               Telephone: 212-702-5200
                        Facsimile:  212-758-9334                                              Facsimile:  212-758-9334

                        Residence: New York                                                   Katten Muchin & Zavis
                                                                                              525 West Monroe, Suite 1600
                                                                                              Chicago, Illinois  60661-3693
                                                                                              Attn:  Robert J. Brantman, Esq.
                                                                                              Telephone: 312-902-5200
                                                                                              Facsimile:  312-902-1061

Leonardo, L.P.          c/o Angelo, Gordon & Co., L.P.            $2,000,000       94,915     Angelo, Gordon & Co., L.P.
                        245 Park Avenue - 26/th/ Floor                                        245 Park Avenue - 26/th/ Floor
                        New York, New York 10167                                              New York, New York 10167
                        Attention: Gary Wolf or Ari Storch                                    Attention: Gary Wolf or Ari Storch
                        Facsimile: (212) 867-6449                                             Facsimile: (212) 867-6449
                        Telephone: (212) 692-2035                                             Telephone: (212) 692-2035
                        Residence: Cayman Islands

                                   SCHEDULES
                                   ---------

Schedule of Buyers

Schedule 3(a)  -  Subsidiaries
Schedule 3(c)  -  Capitalization
Schedule 3(e)  -  Conflicts
Schedule 3(f)  -  SEC Documents
Schedule 3(g)  -  Material Changes
Schedule 3(h)  -  Litigation
Schedule 3(n)  -  Intellectual Property
Schedule 3(r)  -  Transactions with Affiliates
Schedule 3(x)  -  Liens
Schedule 3(bb) -  Certain Transactions
Schedule 4(d)  -  Use of Proceeds


                                   EXHIBITS
                                   --------

Exhibit A      -  Form of Notes
Exhibit B      -  Form of Warrant
Exhibit C      -  Form of Registration Rights Agreement
Exhibit D      -  Form of Opinion of Counsel
Exhibit E      -  Form of Irrevocable Transfer Agent Instructions